UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                              ---------------------
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) January 8, 1999

                            SUN QUEST HOLDINGS, INC.
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               (Exact Name of Registrant as Specified in Charter)


NEVADA                                 33-55254-29              87-0438649
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(State or other Jurisdiction)   (Commission File Number)  (IRS Employer I.D.NO.)


                            Nevada Corporate Services
                          1800 Sahara Desert, Suite 107
                             Las Vegas, Nevada     89104
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                          (Registered Agent's Address)

                            SUN QUEST HOLDINGS, INC.
                   Sun Quest Plaza, Suite 2000, 70025 Hwy 111
                             Rancho Mirage, CA 92270
                                 (760) 328-8325
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          (Address and Telephone number of Principal Executive Office)

                         Sterling Worldwide Corporation
                153 St Johns Road, Tunbridge Wells, Kent, TN4 9UP
                     TEL: 44-1892-541747 FAX: 44-1892-541756
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                        (Former Name and Former Address)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         On October 14, 1999, La Salle Group Ltd, a Cayman Island Company controlled by the Company's former President and sole Director, Anne M.E. Greyling, transferred 10 million shares of Series A Preferred Stock in the Company to Asset Investment Management 1984 SA ("AIM"), a Swiss investment Company. AIM is a shareholder of the Company, holding 50,000,000 shares of common stock.

         The shares of Series A Preferred Stock have super-priority voting rights equal to 100,000 votes per share and have the power to elect the majority of the Directors of the Board of the Company. As a result, the Series A Preferred majority stockholders are deemed to be the controlling shareholder of the Company.

         On November 26, 1999, Mr Edward A. Teraskiewicz and Mr Dow W. Stewart were elected to the Board of Directors ("Board") of the Company. The Board approved Employment Agreements for Mr. Teraskiewicz as Chairman of the Board and in conjunction therewith, Mr. Teraskiewicz shall receive compensation in the amount of $120,000 in the first year, $180,000 in the second year, and $240,000 in the third year. Additionally, the Company agreed to issue 12,500,000 shares of common stock to Raster Investments Limited, a Cayman Islands corporation affiliated with Mr Teraskiewicz.

         On November 26, 1999, the Company approved an Employment Agreement for Mr. Stewart as the Company's Chief Executive Officer and Corporate Secretary. Mr. Stewart shall receive compensation in the amount of $120,000 in the first year, $180,000 in the second year, and $240,000 in the third year. In addition, the Company agreed to issue to Mr. Stewart 2,000,000 shares of common stock. A copy of Mr. Stewart's Employment Agreement is attached hereto as Exhibit B.

         On November 26, 1999, Mrs. Anne ME Greyling resigned as President and Director of the Company. The Company authorized the execution of her Termination of Employment Agreement ("Termination Agreement"), providing for the payment of $250,000 in accrued but unpaid salary due to her for 1999, which shall be paid as soon as the Company has the funds available. Pursuant to her previous Employment Agreement and the Company's Stock Option Plan as filed on Form S-8 Registration Statement with the Commission, dated October 29, 1997 (the "Option Plan"), Mrs. Greyling exercised her option on 1,000,000 shares of common stock under the Option Plan (allocated 500,000 shares for the 1998 employment year and 500,000 shares for the 1999 employment year).

         On November 26, 1999, Mary F. Duncan resigned as Corporate Secretary of the Company. The Company approved a Termination of Employment Agreement for Ms. Duncan under which she shall be paid $5,000 and receive 25,000 shares of stock as was provided by her previous Employment Agreement and the Option Plan.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On November 9, 1999, the principal asset owned in Aruba by Tierra del Sol Development and Management Company N.V. ("TDS"), a subsidiary of the Company, was foreclosed by the principal lenders of the property, comprised of a consortium of banks led by Caribbean Mercantile Bank N.V., an Aruban corporation. The Company was unable to refinance the TDS project and the Tierra del Sol golf course and several parcels of residential land were sold at public auction for a sale price of $17,892,000 plus the assumption of land lease payments due to the Aruba government in the amount of $2,700,000. This default created a material change in the Company's assets and resulted in a recorded loss of approximately $22 million, but with a consequent reduction of TDS's of approximately $20.6 million. This project had been generating annual negative cash flow to the Company so that future probable operating losses of approximately $5,000,000 per year have been eliminated. However, future potential land sales, estimated at a gross sales value of approximately $60,000,000 over the next several years, can no longer be expected to be realized by TDS or the Company. The Company also defaulted on two other loans secured by two separate parcels and two further auctions of parcels of residential land located at Tierra Del Sol occurred on and December 14, 1999, respectively. These foreclosure actions were initiated by two other Aruban banks, secured by these parcels of land. The first mortgage debt on these two parcels is in the amount of $3,400,000. The Company anticipates that the proceeds of the auctions will exceed the amount of the first mortgage debt. The second mortgage holder has indicated that it will buy the two parcels at auction and will forgive any remaining debt due by TDS.

         On November 18, 1999, TDS sold its remaining assets including the trade name "Tierra Del Sol", with the exception of the receivables and tax losses, to RDM Holding N.V. ("RDM"), a Netherlands Antilles corporation, for a consideration of $500,000 payable, $250,000 on execution of the agreement and $250,000 within 14 days thereafter. In conjunction therewith, TDS has agreed to change its corporate name.

         On November 26, 1999, the Company approved a resolution rescinding by mutual agreement the recently completed merger with Sunquest International Development Inc. ("Sunquest"), a Florida based company, and authorized the return to treasury of the shares issued to the Sunquest shareholders, in the amount of 22,500,000 shares of common stock. Sunquest is partially owned by an investment banking group that has many years of experience in financing large scale corporate mergers and acquisitions known as L. Dolcenea Inc., a South Carolina corporation, based in Miami, Florida ("LDI") and the Company maintained a relationship with (LDI) and authorized the issuance of 7,500,000 shares of common stock to Dolcenea Inc. (LDI), in exchange for investment banking services to be rendered to the Company. The Company has agreed to purchase the rights to the name "Sunquest" or any derivation thereof (including "Sun Quest"), and a Cayman Island holding company, Sun Quest Ltd, from John Boyd in exchange for 100,000 shares of common stock. The Company intends to work with LDI on a contractual basis, project by project, to utilize advantage of Sunquest's expertise in the golf course construction and management business.

ITEM 3.  BANKRUPTCY OR RECEIVABLE

         TDS is subject to bankruptcy proceedings pending in the Court of First Instance of Aruba. The two largest creditors of TDS, RDM and Aruba Bank N.V., have withdrawn their applications for bankruptcy of TDS and the management of TDS is negotiating with certain other creditors to convert into common stock of the Company their claims arising from TDS's guarantee on bonds issued by an affiliate Company, Sun Capital Corporation N.V., a Netherlands Antilles corporation. There can be no assurance that the negotiations will be successful or that TDS may not be ultimately be placed in voluntary or involuntary bankruptcy. The Company has written off it's entire investment in TDS in its financial statements and has not guaranteed any debt on behalf of TDS. The Company will not suffer any further financial loss in the event of a bankruptcy of TDS.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         There has been no change in the Company's certifying accountant.

ITEM 5.  OTHER EVENTS

         On January 8, 1999, the Company issued 1,765,000 shares of common stock to Mr. and Mrs. Jesus Chacon in exchange for 353 shares of TDS.

         On January 8, 1999, the Company issued 75,000 shares of common stock to David Levy, Marcia Levy, and the David Levy Trust in exchange for 15 shares of TDS.

         On January 8, 1999, the Company issued 100,000 shares of common stock to Maduro and Sons N.V. in exchange for 20 shares of TDS.

         On January 12, 1999, Croton Securities and Investments converted its shares of Series B Preferred Stock into 400,000 shares of common stock.

         In January, 1999, the Company issued 2,500,000 shares of common stock to Astor Plaza Holdings, Inc. as a finders fee in connection with the TDS acquisition.

         On February 23, 1999, the Company authorized the issuance of 40,000,000 shares of common stock in the name of Mansur International Development N.V. ("MID"), which shares were held in escrow by the Company, pursuant to an agreement whereby the Company intended to acquire a vacation ownership resort property, La Cabana Villas, located in Aruba. The purchase price was agreed to be $80,000,000 with the balance of the purchase price of $40,000,000 payable in cash at closing. No closing has occurred and there is no assurance that it will.

         In March, 1999, the Company agreed to Joint Venture the La Cabana transaction with Sun. Sun La Cabana N.V. a subsidiary of Sun Development Holdings N.V. ("Sun Holding") paid a preliminary commitment fee and received a preliminary approval letter from Ward Financial, as agents for Textron Financial Corporation ("Textron"), to provide $60,000,000 in financing. This is comprised of $45,000,000 to be secured as a First Mortgage Loan and $15,000,000 as a receivable line of credit against sales of vacation ownership units. The financing commitment is contingent upon delivery of audited financial statements of Sun Holding and the final approval of Textron's loan committee.

         MID has been unable to provide certified financial statements of La Cabana's various operating corporate entities related to ownership, operation and management of the La Cabana property. Sun Holding's has not yet completed its audited statements in time, which has caused a delay in closing of the transaction and MID has revoked the Company's exclusive agreement and negotiated with a third party Domberg Berheer N.V. ("Domberg") an exclusive right to acquire the La Cabana Villas project. The Company believes that its original agreement is binding and enforceable at law. However in the interest of completing the purchase with minimal delay, the Company has obtained from Domberg, in consideration of the issuance of 1,500,000 restricted common shares, any and all of Domberg's rights of exclusivity to purchase the La Cabana Villas Property and related assets. In addition to the shares of stock issued to Domberg, the Company has agreed to pay Domberg $1,500,000 in cash from the sales proceeds of vacation ownership units.

         On March 25, 1999, the Company returned to treasury and cancelled 150 shares of post-split shares of common stock issued to Attorney Jay Salyer as a result of the termination of his Consulting Agreement with the Company.

         On March 25, 1999, the Company returned to treasury 250 shares of post-split shares of common stock issued to Attorney John B. M. Frohling as these shares were issued in error. And reissued 750,000 shares of post-split common stock as consideration for past due but unpaid services of $125,000.

         On March 25, 1999, the Company returned to treasury and cancelled 6,500 shares of post-split common stock issued to Champion Success Group ("Champion") and 11,250 shares of common stock issued to Brasmex S.A. ("Brasmex") and cancelled the transaction relating to a Timber concession in Venezuela as a consequence of breaches of certain agreements by Champion and Brasmex.

         On March 31, 1999, Richard Gladstone a former consultant to the Company exercised his option to purchase 500,000 shares of common stock pursuant to his Consulting Agreement and the Option Plan.

         On April 12, 1999, the Company authorized the issuance of 10,000 shares of common stock to Executive Management Associates Inc. pursuant to a Subscription Agreement.

         On April 16, 1999, the Company issued 500,000 shares of common stock to Onassis Marina SA, a Dominican Republic corporation, that owns a vessel known as "Jungerverstichen", which operates as a diving vessel. In exchange, the Company received the right to a 50% interest in the related business and vessel.

         On April 25, 1999, the Company issued 750,000 shares of common stock to Cessens N.V. in exchange for 100,000 shares of Series C stock and 50 shares of Series B stock in TDS.

         On April 28, 1999, the Company announced that it had entered into a Software Licensing Agreement and an agreement to enter the online Casino Gaming business with Worldnet Casinos.com, a leading developer of online casino games. The project was planned to be operated under the name "Metrogaming.com". At the time the Company entered into the agreement, the Company relied on representations of Worldnet Gaming based on legal opinions it claimed to have obtained regarding online casino gaming offered from an offshore (outside the United States) location. Prior to implementing the agreement the Company received a legal opinion from its special counsel respecting casino gaming services offered online, even from an offshore location, may contravene both Federal and State law within the USA. Based on such advise, the Company has elected to terminate the agreement with Worldnet Gaming and abandon all plans to enter the online casino gaming business.

         On May 11, 1999, the Company authorized the issuance of 10,000 shares of common stock to Environment Assessment Corp. for a proposed stock sale. The purchase was not consummated and the shares have been returned to treasury and cancelled.

         On May 11, 1999, the Company entered into a purchase agreement to acquire the Grand Bahia Hotel, a 140-room ocean-front resort hotel, located in Los Cacos, Samana, in the Dominican Republic. The purchase price is $14 million dollars, which is payable in the form of $11 million dollars at closing and $3 million in restricted common stock of the Company. To date, the Company has not secured the necessary financing to complete the purchase and is in breach of the agreement. However, the Seller has elected not to terminate the agreement and has extended the closing date in order to allow the Company sufficient time to arrange the financing, on terms acceptable to the Company. There can be no assurance that the Company will be able to obtain the necessary financing or that the Company will complete the purchase. In the event that the Company does complete the purchase of the Grand Bahia Hotel, the Company intends commenced the conversion of the hotel to a vacation ownership resort property.

         On May 19, 1999, the Company issued 2,500,000 shares of its restricted common stock to Ivy Entertainment Inc., in exchange for the right to advertise on "Ivyentertainment.com" website and on "touch screens" located within Ivy Entertainment's New York restaurant and night club, for a five (5) year period. In addition the Company was granted the exclusive right to distribute certain Ivy Entertainment touch products and proprietary technology in the United Kingdom and Europe. This transaction was introduced to the Company by Richard Gladstone in accordance with his consulting agreement, further Mr. Gladstone disclosed to the Company that he is a principal investor in Ivy
         Entertainment and therefore may have a conflict of interest in such transaction.

         On May 21, 1999, the Company issued 2,000,000 shares of common stock to Carpe Diem Capital Corporation Ltd., a Netherlands Antilles based company, and 2,000,000 shares of restricted common stock to Bradford Properties, an Aruba based company, for consulting services rendered to the Company during 1999.

         On June 30, 1999, the Company issued 400,000 shares of common stock to Luc Lun Enterprises, Inc. pursuant to a consulting agreement for services rendered between January 1st to June 30th 1999.

         On July 26, 1999, the Company authorized the issuance of 125,000,000 shares of common stock to Santorini Property and Management Trust ("Santorini"), pursuant to a written agreement dated July 25 1999. The shares were deposited into escrow with a Swiss Attorney in Geneva, Mr. Engelhardt, Rue Bellot, Postal 269, Geneva, Switzerland. The agreement provides for the return of the shares to the Company in the event that on or prior to September 10, 1999, Santorini fails to fund a loan and deliver certified funds to the Company. On November 7, 1999, the Company terminated the agreement with Santorini and requested the escrow agent to return the 125,000,000 shares to the Company for cancellation. This transaction was subsequently modified as set forth below.

         On September 29, 1999, the Company completed a merger with Sunquest International Development Inc., a Florida Company and the Company issued 30,000,000 shares of common restricted stock to Sunquest
         Shareholders and 1,500,000 shares to Ameril Corporation, the introducing party that arranged the transaction on behalf of the Company.

         In October 1999, the Company elected to terminate its agreement with Enex Co. LLP and returned 20,000,000 shares of common stock to treasury on November 24, 1999.

         On October 4, 1999, by unanimous consent in lieu of a special meeting of the Board of Directors in an Action Taken by the Majority Stockholder Without a Meeting of Shareholders pursuant to Nevada Revised Statutes 78.320, the holder of 10,000,000 shares of Series A Preferred Stock approved an amendment to Article 1 of the Company's Articles of Incorporation to change the name of the Company from "Sterling Worldwide Corporation" to "Sun Quest Holdings, Inc.". On November 30, 1999, a Certificate of Amendment of Articles of Incorporation was filed with the Secretary of State in Nevada, a copy of this Certificate is attached hereto as Exhibit E

         On  November  24,  1999,  the  10,000  shares   previously   issued  to
         Environmental   Assessment   Corp.   were   returned  to  treasury  for
         non-payment of the subscription price.

         On November 24, 1999, the Company authorized the issuance of 500,000 shares of restricted common stock to John Frohling in exchange for legal services previously provided to the Company. These shares were allocated as to 250,000 shares for legal services performed in 1998 and 250,000 shares allocated for legal services to be provided in 1999.

         On November 24, 1999, the Company issued 1,500,000 shares of common stock to Domberg, or its designees, and approved the payment of $1,500,000 in cash to be paid upon completion of the La Cabana Villas purchase transaction.

         On November 24, 1999, the Company authorized the issuance of 500,000 shares of restricted common stock to Catalin Investments N.V. for consulting services performed in conjunction with the acquisition of Sun by the Company.

         On November 24, 1999, the Company entered into a settlement agreement with Santorini Property Management and Trust, pursuant to which Santorini has agreed to return 145,000,000 shares of common stock to the Company's transfer agent. The Company has agreed to permit Santorini retain 5,000,000 shares of restricted common stock for professional services performed on the Mozambique (Moputo) concession, conditioned upon the Company receiving a 20% ownership interest in a resort development project. The planned project is to be known as "Santorini Elephant Coast Company", which shall be registered in Mozambique. The Company has further agreed to invest the sum of $50,000 to finance working capital and preparation of a proposal to be submitted to the Mozambique Government in support of Santorini's application for the Elephant Coast concession. Upon payment of the $50,000 the 145,000,000 shares will be returned for cancellation to the Company's transfer agent. To complete the purchase of the 20% interest in the venture, the Company has agreed to fund working capital of $40,000 per month for a six month period (total of $240,000) as an additional investment in the Santorini Elephant Coast Company. The 20% shareholder interest will be transferred by Santorini to the Company upon the final payment of the working capital commitment.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

         On November 26, 1999, the Company's President and sole Director, Mrs. Anne M.E. Greyling resigned as President and Director, and agreed to terminate her employment agreement, effective immediately.

         On November 26, 1999, the Company's Corporate Secretary, Ms. Mary F. Duncan resigned her position as Secretary, effective immediately.

         On November 26, 1999, the following persons were appointed as Directors and Officers of the Company effective immediately:

                  Mr. Edward A. Teraskiewicz (age 53) was elected as a Director and Chairman of the Board.

                  Mr. Dow W. Stewart (age 54) as a Director, Chief Executive Officer and Corporate Secretary.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         Exhibit A:    Employment Agreement Edward A. Teraskiewicz.
         Exhibit B:    Employment Agreement Dow W. Stewart.
         Exhibit C:    Termination Agreement Anne ME. Greyling.
         Exhibit D:    Certificate of Amendment of Articles of Incorporation.

ITEM 8.  CHANGE IN FISCAL YEAR

         Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SUN QUEST HOLDINGS, INC.


Date:  January 12, 2000                     By: /s/ DOW W. STEWART
                                               ---------------------------------
                                                Dow W. Stewart
                                                Chief Executive Officer

                                                                        Exhbit A

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT ("Agreement") is made as of the 23th day of November, 1999, by and between STERLING WORLDWIDE CORPORATION, a Nevada corporation ("the Company"), and EDWARD A. TERASKIEWICZ ("Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company is a public company currently trading on the NASDAQ Bulletin Board (trading symbol "STWW"), which is in the business of developing, owning, acquiring, and operating resort properties around the world; and

         WHEREAS, the Company requires someone in a senior capacity as the Chairman of the Board of Directors to coordinate the general policy guidelines and strategic planning and investment banking needs of the Company regarding raising capital, bridge loans, other financings, mergers and acquisitions, general promotion to the international investment community, financial public relations, and related matters, on a continuous basis, and such person is cognizant of the regulatory environment in which the company operates and will operate, and is knowledgeable about the National Association of Securities Dealers ("NASD"), Securities and Exchange Commission ("SEC") and related federal and state securities laws; and

         WHEREAS, Employee is formerly the Co-Founder, President and Chief Executive Officer (and currently a Director) of Prebon Yamane International, Inc. (formerly Fulton Prebon Group) and is a respected business leader known in the international financial community; and

         WHEREAS, Employee has extensive experience in and knowledge of investment banking, public companies, financial public relations, promotions, public and private financings, mergers and acquisitions, and international finance as well as real estate and luxury resort properties; and

         WHEREAS, Employee has been elected to the Company's Board of Directors as the Chairman of the Board; and

         WHEREAS, Employee hereby agrees to serve on the Board of Directors in his capacity as Chairman of the Board of Directors of the Company; and

         WHEREAS,   the  Company   desires  the  services  of  Employee  in  the
aforementioned capacities for a period of three (3) years from the date hereof.

         NOW THEREFORE, for and in consideration of the promises, payments, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties hereby agree as follows:

         1. RECITALS. The above recitations are true and correct and are hereby incorporated into this Agreement as though fully restated herein.

         2. EMPLOYMENT. The Company hereby employs Employee as the Chairman of the Board of Directors of the Company, and Employee hereby agrees to such employment by the Company, upon the terms and conditions set forth herein. Employee shall devote as much of his professional time as is reasonably necessary for the satisfactory performance of his duties, designated hereinafter, faithfully and to the best of his abilities (absences because of illness excepted), and shall be willing and able to perform all of his duties that may be required of Employee pursuant to the terms hereof. Provided however, that it is strictly understood by the parties that Employee shall not be deemed a full-time employee of the Company, nor shall he be deemed to be otherwise required to devote any set amount of time per week to the performance of his duties hereunder, unless otherwise mutually agreed by the parties after good faith negotiation.

         3. TERM. The term of Employee's employment under this Agreement (the "Term") shall be for a period of three (3) years commencing on signature hereof and ending three (3) years thereafter (the "Term Expiration Date"), unless terminated earlier pursuant to Section 14 hereof or as modified by the terms of a mutually agreed written agreement between the parties.

         4. DUTIES. During the term, Employee shall assume those responsibilities of the Company and perform such duties for the Company and its affiliates as are customarily assigned by the Board of Directors to the Chairman of the Board or that are normally associated with such position of authority in a public company. Employee shall be a member of the Board of Directors and the Board shall have the ultimate authority and responsibility for the Company's business, reporting only to the Company's Shareholders. Employee shall be charged with the responsibility of overseeing and planning for all investment banking considerations, regarding raising capital, bridge loans, other financings, mergers and acquisitions, general promotion to the international investment community, financial public relations, and related matters. Employee shall be superior in authority to all of the Officers of the Company. Employee shall devote his best efforts, skill, attention, and energies to the Company's business.

         5. COMPENSATION.

         5.1 - Base Salary. For all services rendered by Employee to the Company pursuant to this Agreement, the Company shall pay to Employee, a salary for the first year of this Agreement at the rate of $120,000 per annum, payable in twelve monthly installments of $10,000.00 on the first day of each month unless Employee shall agree in writing to defer any portion of the compensation, in which case the compensation shall accrue and shall be paid at such time as the Company has the necessary resources to do so, or as agreed by Employee and the Company. Commencing in the second year of this Agreement, the salary shall be increased to $180,000 per year ($15,000 per month), and in the third year of this Agreement, the salary shall be increased to $240,000 per year ($20,000 per month). Nothing herein contained shall prohibit the Company from increasing Employee's salary from time to time during the Term or granting to Employee bonuses from time to time on a discretionary basis.

         5.2 - Bonuses. Employee shall be entitled to a cash Bonus, payable in a lump sum at the conclusion of each fiscal year for the Company. Such Bonus shall be based upon the net earnings of the Company each year and shall be discretionary by the Company in its sole and absolute determination.

         6. LOCATION. The Company and Employee have agreed that the Company shall continue its regional office in Oranjestad, Aruba, in conjunction with the acquisition by the Company of Sun Development Holding, N.V., which currently has its office at Sun Plaza, in Oranjestad, Aruba. In addition to serving as the regional office for the Company, this office shall serve as the Company's sales and marketing office for the Sun Vacation Club. The corporate headquarters shall be relocated to Florida, unless and until the Company determines otherwise. Employee shall have the right to work out of any office location that the Company has from time to time, or such other location other than a Company office, such as the Employee's residence if any such work may be performed there, as determined by Employee.

         7. RELOCATION TO ARUBA. During the term of this Agreement, the Company shall pay all expenses for Employee to re-locate to Aruba if Employee so determines, including, but not limited to, the lease of an apartment or condominium or other residence in Aruba, moving costs, airline costs and other transportation costs associated with travel to and from Aruba. It is understood that Employee is currently a resident of the Cayman Islands, and he intends to continue to reside there during the term of this Agreement.

         8. OUTSIDE ACTIVITES. The Company agrees and recognizes that Employee has various investment and business interests, including Prebon Yamane International, Inc., which he may pursue, if such pursuits do not interfere with his duties hereunder. Further, provided such activities are not in conflict or in competition with the Company's interests and the time and energy Employee devotes to such activities do not significantly impair his ability to act satisfactorily as the Company's Chairman of the Board, Employee shall be permitted to act in such other capacities outside his employment with the Company.

         9. EXPENSES. The Company shall pay for all expenses incurred by Employee in the performance of his duties in carrying out the terms of this Agreement, including without limitation expenses incurred for such items as travel, lodging, food, telephone bills, entertainment, and similar items. The Company shall provide Employee with a corporate credit or debit Visa card, telephone credit card, and the use of an executive automobile of his choice or assist Employee in purchasing such automobile, and the Company shall make the lease, insurance and maintenance payments on such automobile.

         10. VACATION. Employee will be entitled to such number of weeks of paid vacation annually as is customarily given to a senior executive officer of the Company, not to be less than three (3) weeks per year, which paid vacation periods may be accumulated by Employee from year to year.


         11. OTHER BENEFITS. The Company shall provide the following other benefits to Employee and pay all related costs associated with such benefits:

             (a)      Country Club Memberships.
             (b)      Medical, Dental, Life, and Health Insurance.
             (c) Participation in Stock Option Plans or other stock or compensation plans offered to senior management of the Company or any of its affiliates.

         12. EQUITY PARTICIPATION. Employee shall be entitled to receive common shares under an Option Agreement, up to a total of 2,500,000 common shares. The Option prices shall be at $1.00 for the first year, $1.75 for the second year, and $2.75 for the third year during the three year term of this Agreement. Employee shall exercise such options in whole, or in part, or none at all, in the sole discretion of Employee, provided such Options are purchased during the term of this Agreement. The options shall be exercised by payment in cash or equivalent method directly to the Company and thereupon, the Company shall then issue new common shares to Employee, such shares to be restricted shares pursuant to Rule 144 of the Securities Act of 1933, as amended.

         13. TERMINATION. Employee's employment under this Agreement and, except as expressly provided herein, the Company's obligation under this Agreement to pay Employee further compensation and to provide Employee with further benefits (except for the obligation to pay salary and bonuses which have been earned and accrued as of the date of termination) shall terminate upon the first to occur of:

         (a) The expiration of the Term of this Agreement, unless extended by the parties.

         (b) Employee's death. If Employee dies while employed under this Agreement, the Company shall pay to Employee's estate his salary and earned Bonus, if any, pursuant to paragraph 5.2 hereof, for one year from the date of his death.

         (c) At the Company's option, upon any material breach by Employee of his obligations under this Agreement, which is not cured by Employee within thirty (30) days after the Company has notified Employee in writing of the specific material breach and all related circumstances thereto. In the event of termination under this section, the Company shall pay Employee his salary and earned Bonus, if any, for one year. The parties agree that Employee shall have no obligation to mitigate his damages by finding alternative employment.

         (d) At the Company's option, upon Employee's inability, as a result of any medically determinable physical or mental impairment, incapacity or disease to perform his duties under this Agreement for and after a period of three consecutive months or for five months in a twelve-month period. In the event of termination under this section, the Company shall pay Employee his salary and earned Bonus, if any, for one year.

         (e) At the option of Employee, upon any material adverse change in Employee's duties or conditions of employment including, without limitation, any substantial reduction in Employee's job responsibilities, which has been objected to in writing or facsimile by Employee and which change has not been abrogated by the Company within three (3) days after Employee notified the Company of his objection. In the event of termination under this section, the Company shall pay Employee his salary and earned Bonus, if any, for two years. Nothing contained in this Agreement shall grant the Company the right to reduce Employee's compensation due Employee in accordance with the terms of Paragraph 5 hereof.

         In the event that the Company elects to terminate this Employment Agreement, then the Company hereby agrees to pay Employee the sum of One Hundred Thousand and No/100 (US$100,000) Dollars in cash within fifteen (15) days of the date of the termination. Such payment shall be in full and final settlement of all claims or rights of whatsoever nature against the Company, except for any Bonus payment as stated below, and upon such termination, all stock options not exercised by Employee and granted hereby will be rescinded and of no further force or effect. Any Bonus that Employee would be entitled to receive following Employee's termination would still be payable to Employee as well.

         14. ARBITRATION. All controversies, claims, disputes and other matters in question between the parties arising out of, or relating to, this Agreement or the breach thereof, shall be decided by arbitration before one arbitrator in Oranjestad, Aruba, in accordance with the commercial rules of the American Arbitration Association then in effect, and judgment upon the award shall be binding upon the parties hereto and may be entered in any court having jurisdiction thereof.

         15. MISCELLANEOUS.

         15.1 - Headings. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

         15.2 - Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provisions hereof. Such provisions and the remainder of this Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the remaining provisions hereof.

         15.3 - Notices. All notices and other communications required under this Agreement shall be in writing and shall be effective (a) upon actual delivery if presented personally, sent by telecopy, telegram, or telex, or (b) seven days following deposit in the United States mail if sent by certified or registered mail, postage prepaid, return receipt requested, to the following addresses:

         If to Employee, to:

         Mr. Edward A. Teraskiewicz
         P.O. Box 31367
         Seven Mile Beach
         Grand Cayman Islands
         British West Indies

         If to the Company, to:

         Sun Quest Holdings, Inc.
         Attention: Chief Executive Officer

         ----------------------------------
         ----------------------------------

Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

         15.4 - Waiver. The failure of either party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

         15.5 - Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including, without limitation, any person, partnership, company or corporation which may acquire substantially all of the Company's assets or business or with or into which the Company may be liquidated, consolidated, merged or otherwise combined. In addition, this Agreement shall inure to the benefit of and be binding upon Employee, his heirs, distributees and personal representatives.

         15.6 - Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the country of the Cayman Islands, without giving effect to principles of conflict of law thereof.

         15.7 - Attorney's Fees. In the event that either party employs counsel to enforce any of the terms or provisions of this Agreement, the non-prevailing party shall pay to the prevailing party all reasonable attorneys' fees and costs incurred by the prevailing party in connection therewith.

         15.8 - Amendments. This Agreement may be amended and supplemented only by a written instrument duly executed by both parties.

         15.9 - Board Authorization. This Agreement has been authorized by a Resolution of the Board of Directors of the Company and the signatory hereto has been authorized by all necessary corporate action.

         5.10 - Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement on the date first above written.


         WITNESS                            SUN QUEST HOLDINGS, INC.

/s/                                         BY: /s/ ANNE M.E.GREYLING
--------------------------                     ---------------------------------
                                                  ANNE M. E. GREYLING, PRESIDENT



/s/                                             /s/EDWARD A. TERASKIEWICZ
--------------------------                     ---------------------------------
                                                   EDWARD A. TERASKIEWICZ

                                                                       Exhibit B

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT ("Agreement") is made as of the 24th day of November, 1999, by and between STERLING WORLDWIDE CORPORATION, a Nevada corporation ("the Company"), and DOW STEWART ("Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company is a public company currently trading on the NASDAQ Bulletin Board (trading symbol "STWW"), which is in the business of developing, owning, acquiring, and operating resort properties around the world; and

         WHEREAS, the Company requires someone in a senior capacity as the Chief Executive Officer and as a Director to coordinate the general policy guidelines and strategic planning and investment banking needs of the Company regarding raising capital, bridge loans, other financings, mergers and acquisitions, general promotion to the international investment community, financial public relations, and related matters, on a continuous and daily basis, and such person is cognizant of the regulatory environment in which the company operates and will operate, and is knowledgable about the National Association of Securities Dealers ("NASD"), Securities and Exchange Commission ("SEC") and related federal and state securities laws; and

         WHEREAS, Employee was formerly employed for nineteen years in a senior management capacity at Merrill Lynch & Company, finishing his career as Group Manager, Global Equities Division/Office of Corporate Strategy, and is a respected business leader known in the international financial community; and

         WHEREAS, Employee has extensive experience in and knowledge of investment banking, public companies, financial public relations, promotions, public and private financings, mergers and acquisitions, and international finance; and

         WHEREAS, Employee has been elected to the Company's Board of Directors as a Director and further appointed as Chief Executive Officer and Corporate Secretary; and

         WHEREAS, Employee hereby agrees to serve on the Board of Directors in his capacity as a Director of the Company, and as Chief Executive Officer and Corporate Secretary; and

         WHEREAS,   the  Company   desires  the  services  of  Employee  in  the
aforementioned capacities for a period of three (3) years from the date hereof.

         NOW THEREFORE, for and in consideration of the promises, payments, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties hereby agree as follows:

         1. RECITALS. The above recitations are true and correct and are hereby incorporated into this Agreement as though fully restated herein.

         2. EMPLOYMENT. The Company hereby employs Employee as a Director of the Company, and as Chief Executive Officer and Corporate Secretary, and Employee hereby agrees to such employment by the Company, upon the terms and conditions set forth herein. Employee shall fully devote his time as is reasonably necessary for the satisfactory performance of his duties, designated hereinafter, faithfully and to the best of his abilities (absences because of illness excepted), and shall be willing and able to perform all of his duties that may be required of Employee pursuant to the terms hereof.

         3. TERM. The term of Employee's employment under this Agreement (the "Term") shall be for a period of three (3) years commencing on signature hereof and ending three (3) years thereafter (the "Term Expiration Date"), unless terminated earlier pursuant to Section 14 hereof or as modified by the terms of a mutually agreed written agreement between the parties.

         4. DUTIES. During the term, Employee shall assume those responsibilities of the Company and perform such duties for the Company and its affiliates as are customarily assigned by the Board of Directors to the Chief Executive Officer ("CEO") or that are normally associated with such position of authority in a public company. Employee shall be a member of the Board of Directors and the Board shall have the ultimate authority and responsibility for the Company's business, reporting only to the Company's Shareholders. Employee shall be the CEO and the Corporate Secretary. As CEO, Employee shall be the most senior officer of the Company and all employees and officers shall ultimately report to Employee. Employee shall be superior in authority to all of the Officers of the Company. Employee, as CEO, shall report and shall be accountable to the Board of Directors. Employee, in consultation with the Company's advisors and legal counsel, shall be charged with the responsibility of overseeing and planning for all investment banking considerations, regarding raising capital, bridge loans, other financings, mergers and acquisitions, general promotion to the international investment community, financial public relations, and related matters. Employee shall devote his best efforts, skill, attention, and energies to the Company's business.

         5.  COMPENSATION.

         5.1 - Base Salary. For all services rendered by Employee to the Company pursuant to this Agreement, the Company shall pay to Employee, a salary for the first year of this Agreement at the rate of $120,000 per annum, payable in twelve monthly installments of $10,000.00 on the first day of each month unless Employee shall agree in writing to defer any portion of the compensation, in which case the compensation shall accrue and shall be paid at such time as the Company has the necessary resources to do so, or as agreed by Employee and the Company. Commencing in the second year of this Agreement, the salary shall be increased to $180,000 per year ($15,000 per month), and in the third year of this Agreement, the salary shall be increased to $240,000 per year ($20,000 per month). Nothing herein contained shall prohibit the Company from increasing Employee's salary from time to time during the Term or granting to Employee bonuses from time to time on a discretionary basis.

         5.2 - Bonuses. Employee shall be entitled to a cash Bonus, payable in a lump sum at the conclusion of each fiscal year for the Company. Such Bonus shall be based upon the net earnings of the Company each year and shall be discretionary by the Company in its sole and absolute determination.

         6. LOCATION. The Company and Employee have agreed that the Company shall open a corporate office in Ocala, Florida, in contemplation of two targeted acquisitions by the Company within the next nine to twelve months, of a specific company and vacation ownership project in the Orlando area. Upon the completion of these acquisitions, the Company's corporate office may be relocated to Orlando, Florida, and Employee shall then work out of such new location.

         7. RELOCATION TO FLORIDA. During the term of this Agreement, the Company shall pay all expenses for Employee to re-locate and remain in Florida, including, but not limited to, the lease of an apartment or condominium or other residence in Ocala and/or Orlando, moving costs, airline costs and other transportation costs associated with travel to and from the greater Orlando area. It is understood that Employee is currently a resident of Stone Harbor, New Jersey.

         8. OUTSIDE ACTIVITES. The Company agrees and recognizes that Employee has various investment and business interests, including Rigid Airship, which he may pursue, if such pursuits do not interfere with his duties hereunder. Further, provided such activities are not in conflict or in competition with the Company's interests and the time and energy Employee devotes to such activities do not significantly impair his ability to act satisfactorily as a Director of the Company, CEO or Corporate Secretary of the Company, Employee shall be permitted to act in other capacities outside his employment with the Company.

         9. EXPENSES. The Company shall pay for all expenses incurred by Employee in the performance of his duties in carrying out the terms of this Agreement, including without limitation expenses incurred for such items as travel, lodging, food, telephone bills, entertainment, and similar items. The Company shall provide Employee with a corporate credit or debit Visa card, telephone credit card, and the use of an executive automobile of his choice or assist Employee in purchasing such automobile, and the Company shall make the lease, insurance and maintenance payments on such automobile.

         10. VACATION. Employee will be entitled to such number of weeks of paid vacation annually as is customarily given to a senior executive officer of the Company, not to be less than three (3) weeks per year, which paid vacation periods may be accumulated by Employee from year to year.

         11. OTHER BENEFITS. The Company shall provide the following other benefits to Employee and pay all related costs associated with such benefits:

                  (a)      Country Club Memberships.
                  (b)      Medical, Dental, Life, and Health Insurance.
                  (c) Participation in Stock Option Plans or other stock or compensation plans offered to senior management of the Company or any of its affiliates.

         12. EQUITY PARTICIPATION. Employee shall receive Two Million (2,000,000) restricted common shares upon execution hereof as partial consideration for entering into this Agreement. The shares granted to Employee hereunder shall be restricted shares pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Act"). Additionally, Employee shall be entitled to receive under an Option Agreement, up to a total of Two Million Five Hundred Thousand (2,500,000) restricted common shares. The Option prices shall be at $1.00 for the first year, $1.75 for the second year, and $2.75 for the third year during the three year term of this Agreement. Employee shall exercise such options in whole, or in part, or none at all, in the sole discretion of Employee, provided such Options are purchased during the term of this Agreement. The options shall be exercised by payment in cash or equivalent paid directly to the Company and thereupon, the Company shall then issue new common shares to Employee, such shares to be restricted shares pursuant to the Act.

         13. TERMINATION. Employee's employment under this Agreement and, except as expressly provided herein, the Company's obligation under this Agreement to pay Employee further compensation and to provide Employee with further benefits (except for the obligation to pay salary and bonuses which have been earned and accrued as of the date of termination) shall terminate upon the first to occur of:

         (a) The expiration of the Term of this Agreement, unless extended by the parties.

         (b) Employee's death. If Employee dies while employed under this Agreement, the Company shall pay to Employee's estate his salary and earned Bonus, if any, pursuant to paragraph 5.2 hereof, for one year from the date of his death.

         (c) At the Company's option, upon any material breach by Employee of his obligations under this Agreement, which is not cured by Employee within thirty (30) days after the Company has notified Employee in writing of the specific material breach and all related circumstances thereto. In the event of termination under this section, the Company shall pay Employee his salary and earned Bonus, if any, for one year. The parties agree that Employee shall have no obligation to mitigate his damages by finding alternative employment.

         (d) At the Company's option, upon Employee's inability, as a result of any medically determinable physical or mental impairment, incapacity or disease to perform his duties under this Agreement for and after a period of three consecutive months or for five months in a twelve-month period. In the event of termination under this section, the Company shall pay Employee his salary and earned Bonus, if any, for one year.

         (e) At the option of Employee, upon any material adverse change in Employee's duties or conditions of employment including, without limitation, any substantial reduction in Employee's job responsibilities, which has been objected to in writing or facsimile by Employee and which change has not been abrogated by the Company within three (3) days after Employee notified the Company of his objection. In the event of termination under this section, the Company shall pay Employee his salary and earned Bonus, if any, for two years. Nothing contained in this Agreement shall grant the Company the right to reduce Employee's compensation due Employee in accordance with the terms of Paragraph 5 hereof.

         In the event that the Company elects to terminate this Employment Agreement, then the Company hereby agrees to pay Employee the sum of One Hundred Thousand and No/100 (US$100,000) Dollars in cash within fifteen (15) days of the date of the termination. Such payment shall be in full and final settlement of all claims or rights of whatsoever nature against the Company, except for any Bonus payment as stated below, and upon such termination, all stock options not exercised by Employee and granted hereby will be rescinded and of no further force or effect. Any Bonus that Employee would be entitled to receive following Employee's termination would still be payable to Employee as well.

         14. ARBITRATION. All controversies, claims, disputes and other matters in question between the parties arising out of, or relating to, this Agreement or the breach thereof, shall be decided by arbitration before one arbitrator in Orange County, Florida, in accordance with the commercial rules of the American Arbitration Association then in effect, and judgment upon the award shall be binding upon the parties hereto and may be entered in any court having jurisdiction thereof.

         15.      MISCELLANEOUS.

         15.1 - Headings. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

         15.2 - Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provisions hereof. Such provisions and the remainder of this Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the remaining provisions hereof.

         15.3 - Notices. All notices and other communications required under this Agreement shall be in writing and shall be effective (a) upon actual delivery if presented personally, sent by telecopy, telegram, or telex, or (b) seven days following deposit in the United States mail if sent by certified or registered mail, postage prepaid, return receipt requested, to the following addresses:

         If to Employee, to:

         Mr. Dow W. Stewart
         130 87th Street
         Stone Harbor, NJ 08247


         If to the Company, to:

         Sterling Worldwide Corporation
         Attention: Joost C. Taverne, President
         L.G. Smith Blvd. 160, Fourth Floor
         Oranjestad, Aruba

Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

         15.4 - Waiver. The failure of either party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

         15.5 - Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including, without limitation, any person, partnership, company or corporation which may acquire substantially all of the Company's assets or business or with or into which the Company may be liquidated, consolidated, merged or otherwise combined. In addition, this Agreement shall inure to the benefit of and be binding upon Employee, his heirs, distributees and personal representatives.

         15.6 - Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida, with venue to be in Orange County, Florida, without giving effect to principles of conflict of law thereof.

         15.7 - Attorney's Fees. In the event that either party employs counsel to enforce any of the terms or provisions of this Agreement, the non-prevailing party shall pay to the prevailing party all reasonable attorneys' fees and costs incurred by the prevailing party in connection therewith.

         15.8 - Amendments. This Agreement may be amended and supplemented only by a written instrument duly executed by both parties.

         15.9 - Board Authorization. This Agreement has been authorized by a Resolution of the Board of Directors of the Company and the signatory hereto has been authorized by all necessary corporate action.

         15.10 - Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement on the date first above written.

         WITNESS                            STERLING WORLDWIDE CORPORATION

/s/                                         BY:/s/ ANNE M.E. GREYLING
--------------------------                     ---------------------------------
                                                 ANNE M. E. GREYLING, PRESIDENT


/s/                                            /s/ DOW STEWART
--------------------------                     ---------------------------------
                                                   DOW STEWART

                                                                       Exhibit C

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT ("Agreement") shall be effective as of the 24th day of November, 1999, by and between STERLING WORLDWIDE CORPORATION, a Nevada corporation ("the Company"), and ANNE M. E. GREYLING ("Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company is a public company currently trading on the NASDAQ Bulletin Board (trading symbol "STWW"), which is in the business of developing, owning, acquiring, and operating resort properties around the world; and

         WHEREAS, Employee has served as the sole Director and President of the Company for the past two years and in the process of serving in such capacities has accrued her salary and other benefits; and

         WHEREAS, the Company has not had the liquidity to timely pay to Employee her salary and other expenses that were properly due to Employee under her employment agreement, and the Company anticipates receiving substantial funding from the private placement of common stock and other financing arrangements in the near future; and

         WHEREAS, Employee has agreed to resign her positions as an Officer and Director, provided that she is protected as to the past obligations that are owed to her by the Company, pursuant to the terms as outlined herein; and

         WHEREAS, the Company desires to confirm its obligations to Employee in a written agreement.

         NOW THEREFORE, for and in consideration of the promises, payments, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties hereby agree as follows:

         1. RECITALS. The above recitations are true and correct and are hereby incorporated into this Agreement as though fully restated herein.

         2. TERMINATION OF EMPLOYMENT. Effective upon the execution hereof by both parties, Employee shall ------------------------- resign as an employee and terminate her employment with the Company as a member of the Board of Directors of the Company, and as President.

         3. PAYMENT OF UNPAID COMPENSATION.

         (3) For all past services rendered by Employee to the Company pursuant to her employment with the Company, the Company shall pay to Employee a cash payment of $250,000. Additionally, the Company shall issue one million (1,000,000) restricted common shares to Employee, or her designee, as additional compensation hereunder. These shares are to be issued at par value.

         (4) The Company shall continue to pay all expenses of Employee's car in the United Kingdom for the next two years, in the monthly amount ending on November 30, 2001.

         (5) The funds paid hereunder shall be paid from stock sales currently being arranged by the Company with L. Dolcenea Inc. and other parties.

         4. ARBITRATION. All controversies, claims, disputes and other matters in question between the parties arising out of, or relating to, this Agreement or the breach thereof, shall be decided by arbitration before one arbitrator in Clark County, Nevada, in accordance with the commercial rules of the American Arbitration Association then in effect, and judgment upon the award shall be binding upon the parties hereto and may be entered in any court having jurisdiction thereof.

         5. INDEMNIFICATION. The Company hereby agrees and approves with immediate effect a complete and total indemnification of all of its Officers and Directors of the Company, for any actions that may arise from such Officers and Directors acting in their capacities for the Company, either for past activities, now or in the future, specifically including Employee hereunder. Notwithstanding any laws of any jurisdiction to the contrary, or regulation or policy of any governmental agency, this indemnification is intended to be unlimited, and unrestricted, in its scope and coverage. In the event that any party whatsoever brings, or attempts to bring, any action of any kind, and to claim any liability, whether contingent or otherwise against Employee, the Company shall immediately defend such action, whether threatened or actual, and provide legal counsel to Employee at the Company's expense, for the benefit of Employee as the indemnified party.

         6.       MISCELLANEOUS.

         6.1 - Headings. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

         6.2 - Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provisions hereof. Such provisions and the remainder of this Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the remaining provisions hereof.

         6.3 - Notices. All notices and other communications required under this Agreement shall be in writing and shall be effective (a) upon actual delivery if presented personally, sent by telecopy, telegram, or telex, or (b) seven days following deposit in the United States mail if sent by certified or registered mail, postage prepaid, return receipt requested, to the following addresses:

                  If to Employee, to:

                           Mrs. Anne M.E. Greyling
                           163 St. Johns Road
                           Tunbridge Wells, Kent
                           United Kingdom

                  If to the Company, to:

                           Sterling Worldwide Corporation
                           Attention: Dow Stewart, President

                           --------------------------------------
                           --------------------------------------

         Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

         6.4 - Waiver. The failure of either party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

         6.5 - Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including, without limitation, any person, partnership, company or corporation which may acquire substantially all of the Company's assets or business or with or into which the Company may be liquidated, consolidated, merged or otherwise combined. In addition, this Agreement shall inure to the benefit of and be binding upon Employee, his heirs, distributees and personal representatives.

         6.6 - Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, with venue to be in Clark County, Nevada, without giving effect to principles of conflict of law thereof.

         6.7 - Attorney's Fees. In the event that either party employs counsel to enforce any of the terms or provisions of this Agreement, the non-prevailing party shall pay to the prevailing party all reasonable attorneys' fees and costs incurred by the prevailing party in connection therewith.

         6.8 - Amendments. This Agreement may be amended and supplemented only by a written instrument duly executed by both parties.

         6.9 - Board Authorization. This Agreement has been authorized by a Resolution of the Board of Directors of the Company and the signatory hereto has been authorized by all necessary corporate action.

         6.10 - Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement on the date first above written.

         WITNESS                            STERLING WORLDWIDE CORPORATION

/s/                                         BY: /s/ DOW STEWART
------------------------------                 ---------------------------------
                                               DOW STEWART, PRESIDENT


/s/                                            /s/ ANN M. E. GREYLING
------------------------------                 ---------------------------------
                                                   ANNE M. E. GREYLING

                                                                       Exhibit D
                                FILED # C17578-99
             CERTIFICATE OF AMENDMENT OF ARTICLES [O]F INCORPORATION
                            (AFTER ISSUANCE OF STOCK)

                         STERLING WORLDWIDE CORPORATION
                               NAME OF CORPORATION


      We the undersigned ANNE ME GREYLING - Officer and Director/President and MARY DUNCAN Secretary of STERLING WORLDWIDE CORPORATION do hereby certify,

         That the board of directors of said corporation at a meeting duly convened, held on the 4th of October, 1999, adopted a resolution to amend the original articles as follows:

                  Article I is hereby amended to read as follows:

                  The Name of this Corporation is, Sun Quest Holdings, Inc.

                  The number of shares of the corporation outstanding and entitled to vote on an Amendment to the Articles of Incorporation is the shareholder of record of 10 Million Shares of Series A Preferred Stock that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of stock outstanding and entitled to vote thereon.

                                     By: /s/ ANNE ME GREYLING
                                        ----------------------------------------
                                             Anne ME Greyling/President

                                     By: /s/ MARY DUNCAN
                                        ----------------------------------------
                                             Mary Duncan/Secretary
State of  FLORIDA

County of  PALM BEACH

         On NOVEMBER 17, 1999, personally known to me, a Notary Public, MARY DUNCAN , who acknowledge that they executed the above instrument.



                                            /s/  JAMES E. BEDER
                                            ------------------------------------
                                            Signature of Notary